Exhibit 4.1

EXECUTION VERSION

LIMITED BRANDS, INC.

THE GUARANTORS

named herein

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of June 19, 2009

8.50% Senior Notes due 2019

CROSS-REFERENCE TABLE

TIA	Indenture
Section	Section
310 (a)(1)	7.06
(a)(2)	7.06
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.06
(b)	7.01(a); 7.06; 11.02
(b)(1)	7.06
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.06
(b)	11.03
(c)	11.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.01(a)
(c)	7.06; 11.02
(d)	7.06
314 (a)	4.02; 4.03; 11.02
(b)	N.A.
(c)(1)	11.04
(c)(2)	11.04
(c)(3)	N.A.
(d)	N.A.
(e)	11.05
(f)	N.A.
315 (a)	7.01(b)
(b)	7.05; 11.02
(c)	7.01(a)
(d)	7.01(c)
(e)	6.12
316 (a) (last sentence)	2.10
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.08
(c)	8.04
317 (a)(1)	6.09
(a)(2)	6.10
(b)	2.05
318 (a)	11.01

N.A. means Not Applicable

Note:	This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

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EXHIBITS
Exhibit A	Form of Note	A
Exhibit B	Form of Legend for Rule 144A Notes and Other Notes That Are Restricted Notes	B
Exhibit C	Form of Legend for Regulation S Note	C
Exhibit D	Form of Legend for Global Note	D
Exhibit E	Form of Certificate To Be Delivered in Connection with Transfers to Non-QIB Accredited Investors	E
Exhibit F	Form of Certificate To Be Delivered in Connection with Transfers Pursuant to Regulation S	F
Exhibit G	Notation of Guarantee	G

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INDENTURE, dated as of June 19, 2009, among LIMITED BRANDS, INC., a Delaware corporation, as issuer (the “Issuer”), the Guarantors (as hereinafter defined) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.	Definitions.

“Additional Interest” shall mean any additional interest pursuant to Section 4(v) of the Registration Rights Agreement.

“Additional Notes” shall mean an unlimited principal amount of Notes having identical terms and conditions to the Notes issued on the Issue Date pursuant to Article Two.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, Paying Agent or agent for service or notices and demands.

“Below Investment Grade Rating Event” means the Notes are rated below an Investment Grade Rating by both of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of the Change of Control (which 60-day period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies (the “Relevant Period”)); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Triggering Event) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply either (i) did not reduce the ratings of the Notes during the Relevant Period or (ii) do not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Board of Directors” means either the board of directors of the Issuer or any duly authorized committee of that board or any committee of officers or other representatives of the Issuer duly authorized by a Board Resolution to act on behalf of that board or in its stead.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Issuer or one of its Subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “Person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner, directly or indirectly, of more than 50% of the then outstanding number of shares of the Issuer’s voting stock; or (3) the first day on which a majority of the members of the Issuer’s Board of Directors are not Continuing Directors. Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) the Issuer becomes a wholly owned Subsidiary of a holding company that has agreed to be bound by the terms of the Notes and (2) the holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction.

“Change of Control Offer” means a written offer (the “Offer”) sent by or on behalf of the Issuer by first-class mail, postage prepaid, to each Holder at its address appearing in the register for the Notes on the date of the Offer offering to purchase all outstanding Notes in accordance with Section 4.06. Unless otherwise required by applicable law, the Offer shall specify the payment date (the “Change of Control Payment Date”) for the Change of Control Offer, which shall be not less than 30 days nor more than 60 days after the date of such Offer. The Offer shall contain all the information required by applicable law to be included therein. The Offer shall also state:

(1) that the Change of Control Offer is being made pursuant to Section 4.06 of this Indenture;

(2) the Change of Control Payment Date;

(3) the Change of Control Payment;

(4) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount and that all Notes tendered in such manner for payment and not withdrawn shall be accepted;

(5) the place or places where Notes are to be surrendered for tender pursuant to the Change of Control Offer;

(6) that interest on any Note not tendered pursuant to the Change of Control Offer will continue to accrue;

(7) that on the Change of Control Payment Date the Change of Control Payment will become due and payable upon each Note being accepted for payment pursuant to the Change of Control Offer and that, unless the Issuer defaults in the payment of the Change of Control Payment therefor, interest thereon shall cease to accrue on and after the Change of Control Payment Date;

(8) that each Holder electing to tender all or any portion of a Note pursuant to the Change of Control Offer will be required to surrender such Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, at the place or places specified in the Offer on or prior to the close of business on a date no earlier than the third Business Day prior to the Change of Control Payment Date (such Note being, if the Issuer so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer duly executed by, the Holder thereof or its attorney duly authorized in writing);

(9) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuer receives, not later than the close of business on the fifth Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the holder tendered and a statement that such Holder is withdrawing all or a portion of its tender; and

(10) that in the case of any Holder whose Note is purchased only in part, the Issuer shall execute and deliver to the Holder of such Note without service charge, a new Note or Notes, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered, in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof.

“Change of Control Payment Date” shall have the meaning set forth in the definition of “Change of Control.”

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Below Investment Grade Rating Event.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (2) if the Issuer obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Issuer who (1) was a member of such Board of Directors on the Issue Date; or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election (either by a specific vote or by approval of the Issuer’s proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at: 2 North LaSalle St., Suite 1020, Chicago, IL 60602.

“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

“Default” shall mean an Event of Default or an event that, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Depository” means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes.

“Domestic Subsidiary” means any of the Issuer’s Subsidiaries which is organized under the laws of the United States or any state thereof or the District of Columbia; provided that none of the following shall be deemed to be “Domestic Subsidiaries” (i) any Subsidiary whose accounts are not required to be consolidated with the accounts of the Issuer in accordance with generally accepted accounting principles in the United States as in effect on the Issue Date or (ii) any Subsidiary designated in writing to the Trustee by the Issuer as not being a “Domestic Subsidiary” for so long as such Subsidiary is engaged (a) primarily in the business of making or discounting loans, making advances, extending credit or providing financial accommodation to, or purchasing the obligations of, others; (b) primarily in the business of insuring property against loss and subject to regulation as an insurance company by any governmental authority having jurisdiction over such Subsidiary; (c) exclusively in the business of owning or leasing, and operating, aircraft and/or trucks; (d) primarily in the ownership, management, leasing or operation of real estate, other than parcels of real estate with respect to which 51% or more of the rentable space is used by Limited Brands or a Subsidiary in the normal course of business; or (e) primarily as a carrier transporting goods in both intrastate and interstate commerce.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Securities” has the meaning provided in the Registration Rights Agreement.

“Government Securities” means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clause (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt: provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

“Guarantee” means a guarantee of the Notes on the terms set forth in this Indenture.

“Guarantor” means each Subsidiary or other Person that has provided a Guarantee for so long as such Guarantee remains in effect.

“Indenture” means this Indenture as amended, restated or supplemented from time to time in accordance with the terms hereof.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

“interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

“Interest Payment Dates” means each June 15 and December 15, commencing December 15, 2009.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by the Issuer.

“Issue Date” means June 19, 2009.

“Issuer Request” means any written request signed in the name of the Issuer by an Officer of the Issuer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-U.S. Person” means a Person who is not a U.S. person, as defined in Regulation S.

“Notes” means any 8.50% Senior Notes due 2019 issued by the Issuer hereunder, including, without limitation, the Exchange Securities and any Additional Notes, treated as a single class of securities.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), damages and other liabilities of the Issuer under this Indenture.

“Offer” has the meaning set forth in the definition of “Change of Control Offer.”

“Officer” means the Chairman of the Board, the President, any Executive Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer, or any direct or indirect parent of the Issuer, as applicable.

“Officers’ Certificate” means a certificate signed on behalf of the Issuer by the Chairman of the Board of Directors, the President or an Executive Vice President of the Issuer, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Issuer.

“Opinion of Counsel” means a written opinion reasonably satisfactory in form and substance to the Trustee from legal counsel stating the matters required by Section 11.05 and delivered to the Trustee.

“Physical Notes” means certificated Notes in registered form in substantially the form set forth in Exhibit A.

“Private Placement Legend” means the legend initially set forth on the Rule 144A Notes and other Notes that are Restricted Notes in the form set forth in Exhibit B.

“Qualified Equity Offerings” means a public or private offering of Equity Interests (other than Disqualified Equity Interests) of the Issuer generating gross proceeds of at least $50.0 million.

“Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by the Issuer (as certified by a Board Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“Redemption Date” when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to the terms of the Notes.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Issuer by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

“Reference Treasury Dealers” means (1) Banc of America Securities LLC and J.P. Morgan Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer (a “Primary Treasury Dealer”), the Issuer shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer, and (2) two other Primary Treasury Dealers selected by the Issuer.

“Registration Rights Agreement” means the registration rights agreement dated as of the Issue Date among the Issuer, the Guarantors and the initial purchasers named therein.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Responsible Officer” when used with respect to the Trustee, means an officer or assistant officer assigned to the corporate trust department of the Trustee (or any successor group of the Trustee) with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Note” has the same meaning as “Restricted Security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Senior Credit Facilities” shall mean each of (i) the Amended and Restated Term Loan Agreement, among the Issuer, the Lenders party thereto, and JPMorgan Chase Bank N.A., as Administrative Agent and Collateral Agent, dated as of October 6, 2004, as amended and restated as of November 5, 2004, March 22, 2006, August 3, 2007 and February 19, 2009, (ii) the Amended and Restated Five-Year Revolving Credit Agreement, among the Issuer, the Lenders party thereto, and JPMorgan Chase Bank N.A., as Administrative Agent and Collateral Agent, dated as of October 6, 2004, as amended and restated November 5, 2004, March 22, 2006, August 3, 2007 and February 19, 2009 and (iii) any other indebtedness for borrowed money (other than indebtedness owing to the Issuer or any of its Subsidiaries) of the Issuer or any of its Domestic Subsidiaries in excess of $100.0 million.

“Significant Subsidiary” means a Subsidiary (treated for purposes of this definition on a consolidated basis together with its Subsidiaries) which meets any of the following conditions:

•

the Issuer’s and its other Subsidiaries’ investments in and advances to the Subsidiary exceed ten percent of the total assets of ours and our Subsidiaries consolidated as of the end of the most recently completed fiscal year;

•

the Issuer’s and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Subsidiary exceeds ten percent of the total assets of the Issuer and its Subsidiaries consolidated as of the end of the most recently completed fiscal year; or

•

the Issuer and its other Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principles of the Subsidiary exceeds ten percent of such income of the Issuer and its Subsidiaries consolidated for the most recently completed fiscal year.

“Subsidiary” means a corporation, a majority of the outstanding Voting Stock of which is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to a maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount equal to the Comparable Treasury Price for such Redemption Date).

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Voting Stock” means capital stock the holders of which have general voting power under ordinary circumstances to elect at least a majority of the board of directors of a corporation; provided that, for the purpose of such definition, capital stock which carries only the right to vote conditioned on the occurrence of an event shall not be considered Voting Stock whether or not such event shall have occurred.

SECTION 1.02.	Other Definitions.

The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
“Agent Members”	2.16(a)
“Business Day”	11.07
“Change of Control Offer”	4.06
“Change of Control Payment”	4.06
“Change of Control Payment Date”	4.06
“Covenant Defeasance”	9.03
“Event of Default”	6.01
“Global Notes”	2.16(a)
“Legal Defeasance”	9.02
“Legal Holiday”	11.07
“Other Notes”	2.02
“Paying Agent”	2.04
“Registrar”	2.04
“Regulation S Global Notes”	2.16(a)
“Regulation S Notes”	2.02
“Restricted Global Note”	2.16(a)
“Restricted Period”	2.16(f)
“Rule 144A Notes”	2.02
“Successor Guarantor”	10.5

SECTION 1.03.	Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Notes.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

SECTION 1.04.	Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subsection;

(6) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;

(7) “$,” “U.S. Dollars” and “United States Dollars” each refer to United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts;

(8) provisions apply to successive events and transactions;

(9) the words “including,” “includes” and similar words shall be deemed to be followed by “without limitation”; and

(10) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

ARTICLE TWO

THE NOTES

SECTION 2.01.	Amount of Notes.

The Trustee shall authenticate (i) Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $500,000,000 and (ii) Additional Notes in an unlimited principal amount, upon a written order of the Issuer in the form of an Issuer Request. The Issuer Request shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated, and the names and delivery instructions for each Holder of the Notes. Furthermore, Notes may be authenticated or delivered upon registration or transfer, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.11, 3.02 or 8.05 or in connection with a Change of Control Offer pursuant to Section 4.06.

Upon receipt of a written order of the Issuer in the form of an Issuer Request, the Trustee shall authenticate Notes in substitution for Notes originally issued to reflect any name change of the Issuer. Any Additional Notes shall be part of the same issue as the Notes being issued on the Issue Date and will vote on all matters as one class with the Notes being issued on the Issue Date, including, without limitation, waivers, amendments, redemptions and offers to purchase. For the purposes of this Indenture, references to the Notes include Additional Notes, if any.

Upon receipt of an Issuer Request and an Officers’ Certificate certifying that a registration statement relating to an exchange offer specified in the Registration Rights Agreement or any registration rights agreement relating to the Additional Notes is effective, the Trustee shall authenticate an additional series of Notes for issuance in exchange for the Notes tendered for exchange pursuant to such exchange offer registered under the Securities Act. Exchange Securities may have such distinctive series designations and such changes in the form thereof as are specified in the Issuer Request referred to in the preceding sentence.

The principal of, premium, if any, interest, and Additional Interest, if any, on the Notes shall be payable at the office or agency of the Issuer maintained for such purpose in the Borough of Manhattan, The City of New York, State of New York, or at such other office or agency of the Issuer as may be maintained for such purpose pursuant to Section 2.04; provided, however, that, at the option of the Issuer, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the registry maintained by the Registrar or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.

SECTION 2.02.	Form and Dating.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A, which is incorporated in and forms a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”) shall bear the legend and include the form of assignment set forth in Exhibit B, Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) shall bear the legend and include the form of assignment set forth in Exhibit C, and Notes transferred to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance on Rule 144A or Regulation S (“Other Notes”) may be represented by a Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a Physical Note, in each case, bearing the Private Placement Legend. The Issuer shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03.	Execution and Authentication.

At least one Officer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

The Notes shall be issuable only in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

SECTION 2.04.	Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), and an office or agency where Notes may be presented for payment (the “Paying Agent”) and an office or agency where notices and demands to or upon the Issuer, if any, in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more additional Paying Agents. The term “Paying Agent” includes any additional Paying Agent. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and the Trustee.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.01(a). The Issuer or any Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar, Paying Agent and Agent for service of notices and demands in connection with the Notes and this Indenture.

SECTION 2.05.	Paying Agent To Hold Money in Trust.

Prior to each due date of the principal or interest on any Notes, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer or any other obligor on the Notes or the Guarantors), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment. If the Issuer or a Subsidiary of the Issuer serves as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in clause (1) or (2) of Section 6.01, upon written request to the Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon making such payment, the Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06.	Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date, and at such other times as the Trustee may reasonably request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders.

SECTION 2.07.	Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested if the requirements of this Indenture are met. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and the Trustee shall authenticate new Notes (and the Guarantors shall execute the guarantee thereon) evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Holder for any registration of transfer or exchange. The Issuer may require from the Holder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.06 or 8.05 (in which events the Issuer shall be responsible for the payment of such taxes). The Registrar shall not be required to exchange or register a transfer of any Note for a period of 15 days immediately preceding the mailing of notice of redemption of Notes to be redeemed or of any Note selected, called or being called for redemption except the unredeemed portion of any Note being redeemed in part.

Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Each Holder of a Note agrees to indemnify the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable U.S. Federal or state securities law.

Except as expressly provided herein, neither the Trustee nor the Registrar shall have any duty to monitor the Issuer’s compliance with or have any responsibility with respect to the Issuer’s compliance with any Federal or state securities laws.

SECTION 2.08.	Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note (and the Guarantors shall execute the guarantee thereon) if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted by such Holder, sufficient in the judgment of both to protect the Issuer, the Guarantors, the Trustee or any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer and the Trustee may charge such Holder for their reasonable out-of-pocket expenses in replacing such Note (including, without limitation, attorneys’ fees and disbursements). Every replacement Note shall constitute a contractual Obligation of the Issuer.

SECTION 2.09.	Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those cancelled by it, (b) those delivered to it for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated and delivered by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee and the Issuer receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If the principal of any Note is considered paid under Section 4.01, it shall cease to be outstanding and interest thereon shall cease to accrue. If the Paying Agent (other than the Issuer or an Affiliate thereof) holds, on any redemption date or maturity date, money sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.	Treasury Notes

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has received an Officers’ Certificate stating that such Notes are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11.	Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12.	Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall (subject to the record-retention requirements of the Exchange Act) dispose of such cancelled Notes in its customary manner. The Trustee shall deliver a certificate of such disposal to the Issuer upon its request therefor. The Issuer may not reissue or resell, or issue new Notes to replace, Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13.	Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Issuer shall fix such special record date and payment date in a manner satisfactory to the Trustee. The Issuer shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

SECTION 2.14.	CUSIP Number.

The Issuer in issuing the Notes may use a “CUSIP” number, ISIN and “Common Code” number (in each case if then generally in use), and if so, such CUSIP number, ISIN and Common Code number shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of such number either as printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any such CUSIP number, ISIN and Common Code number used by the Issuer in connection with the issuance of the Notes and of any change in the CUSIP number, ISIN and Common Code number.

SECTION 2.15.	Deposit of Moneys.

Prior to 10:00 a.m., New York City time, on each Interest Payment Date, maturity date and Change of Control Payment, as the case may be, the Issuer shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date, maturity date and Change of Control Payment Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person or by mail, at the office of the Paying Agent.

SECTION 2.16.	Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes and Other Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Restricted Global Note”). Regulation S Notes initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note,” and, together with the Restricted Global Note and any other global notes representing Notes, the “Global Notes”). The Global Notes shall bear legends as set forth in Exhibit D. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B with respect to Restricted Global Notes and Exhibit C with respect to Regulation S Global Notes.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Subject to Section 2.16(f), interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.17. In addition, subject to Section 2.16(f), a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Issuer that it is unwilling or unable to continue as depository for such Global Note and the Issuer thereupon fails to appoint a successor depository within 90 days thereof or (y) has ceased to be a clearing agency registered under the Exchange Act and the Issuer thereupon fails to appoint a successor depository within 90 days thereof or (ii) upon the request of a Holder if there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

(c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuer shall execute, and the Trustee shall upon receipt of a written order from the Issuer authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

(d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

(e) Any Physical Note constituting a Restricted Note delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.17, bear the Private Placement Legend or, in the case of the Regulation S Global Note, the legend set forth in Exhibit C, in each case, unless the Issuer determines otherwise in compliance with applicable law.

(f) On or prior to the 40th day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a Qualified Institutional Buyer in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an Opinion of Counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction. During the Restricted Period, a beneficial interest in the Regulation S Global Note may not be exchanged for a Physical Note.

(g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available).

(h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

(i) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17.	Special Transfer Provisions.

(a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Note to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

(i) the Registrar shall register the transfer of any Note constituting a Restricted Note, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after date such Note shall be freely transferable under Rule 144 as certified in an Officers’ Certificate or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto and an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto; provided that in the case of any transfer of a Note bearing the Private Placement Legend for a Note not bearing the Private Placement Legend, the Registrar has received an Officers’ Certificate authorizing such transfer; and

(ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository’s and the Registrar’s procedures, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Registrar shall reflect on its books and records the date and an increase in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note transferred or the Issuer shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

(b) Transfers to QIBs. The following provisions shall apply with respect to the registration or any proposed registration of transfer of a Note constituting a Restricted Note to a QIB (excluding transfers to Non-U.S. Persons):

(i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such Holder’s Note stating, or has otherwise advised the Issuer and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

(ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository’s and the Registrar’s procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

(c) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) it has received the Officers’ Certificate required by paragraph (a)(i)(y) of this Section 2.17, (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers’ Certificate from the Issuer to such effect or such Note has been exchanged in the Exchange Offer under the Registration Rights Agreement.

(d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

The Registrar shall retain for a period of two years copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18.	Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION AND PREPAYMENT

SECTION 3.01.	Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to Section 3.07, at least 30 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 60 days before the Redemption Date, except that any such notice to the Trustee may be given to the Trustee more than 60 days prior to a Redemption Date if the notice is issued in connection with a Legal Defeasance or a satisfaction or discharge of this Indenture pursuant to Section 9.01, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price, and deliver to the Trustee an Officers’ Certificate stating that such redemption will comply with the conditions contained in Section 3.07. Notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Holders pursuant to Section 3.03.

SECTION 3.02.	Selection by Trustee of Notes to Be Redeemed.

In the event that less than all of the Notes are to be redeemed pursuant to a redemption made pursuant to Section 3.07, selection of the Notes for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $2,000 or less shall be redeemed in part. The Trustee shall promptly notify the Issuer of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $2,000 in whole multiples of $1,000 in excess thereof. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Issuer may acquire Notes by means other than redemption, whether pursuant to an Issuer tender offer, open market purchase or otherwise; provided such acquisition does not otherwise violate the other terms of this Indenture.

SECTION 3.03.	Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to Section 2.04, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of this Indenture.

The notice shall identify the Notes to be redeemed (including the CUSIP numbers, ISIN and Common Code numbers, if any thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price and the amount of premium, if any, and accrued interest to be paid;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) the provision of Section 3.07, as the case may be, pursuant to which the Notes called for redemption are being redeemed; and

(8) the aggregate principal amount of Notes that are being redeemed.

At the Issuer’s request, the Trustee shall forward the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Trustee has received notice of such request at least three days prior to the date of such forwarding. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.03.

SECTION 3.04.	Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05.	Deposit of Redemption Price.

On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Issuer shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and (to the extent permitted by applicable law) any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided in the Notes.

SECTION 3.06.	Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.07.	Optional Redemption.

(a) At any time and from time to time the Issuer may redeem the Notes in whole or in part, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus accrued interest thereon to the date of redemption.

(b) Prior to June 15, 2012, the Issuer may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount at maturity of the outstanding Notes (including Additional Notes) at a redemption price equal to 108.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable Redemption Date; provided that at least 65% of the principal amount at maturity of Notes issued under this Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering. Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Notes to be redeemed.

Unless the Issuer defaults in payment of the redemption price, on and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption.

SECTION 3.08.	Mandatory Redemption.

The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01.	Payment of Notes.

The Issuer shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

The Issuer shall pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02.	Reports to Holders.

Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Issuer shall file with the Commission (unless the Commission will not accept such filings) and furnish to the Holders of Notes all quarterly and annual financial information, and on dates that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Notes were registered under the Exchange Act.

Additionally, so long as any Notes remain outstanding, the Issuer shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

SECTION 4.03.	Compliance Certificate.

The Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement signed by its principal executive officer, principal accounting officer or principal financial officer, stating that:

(a) a review of the activities of the Issuer during such year with regard to its compliance with this Indenture has been made under such officer’s supervision; and

(b) to the best of such officer’s knowledge, based on such review, the Issuer has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof, all without regard to grace periods or notice requirements.

SECTION 4.04.	Limitations on Liens.

The Issuer will not, and will not permit any Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed if such indebtedness is secured by a pledge of, Lien on or security interest in any shares of Voting Stock of any Significant Subsidiary, whether such Voting Stock is now owned or is hereafter acquired, without providing that the Notes (together with, if the Issuer shall so determine, any other indebtedness or obligations of the Issuer or any Subsidiary ranking equally with the Notes and then existing or thereafter created) shall be secured equally and ratably with such indebtedness. The foregoing limitation shall not apply to indebtedness secured by a pledge of, Lien on or security interest in any shares of Voting Stock of any corporation at the time it becomes a Significant Subsidiary.

SECTION 4.05.	Additional Guarantees.

If, any of the Domestic Subsidiaries of the Issuer becomes a borrower or guarantor under the Senior Credit Facilities (other than obligations of a Domestic Subsidiary under indebtedness for borrowed money existing at the time such Domestic Subsidiary became a Domestic Subsidiary and not created in contemplation of such acquisition), then, in each such case, the Issuer shall cause such Domestic Subsidiary to:

(a) execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and this Indenture; and

(b) deliver to the Trustee one or more Opinions of Counsel that, subject to customary qualifications, such supplemental indenture (a) has been duly authorized, executed and delivered by such Subsidiary and (b) constitutes a valid and legally binding obligation of such Subsidiary in accordance with its terms.

SECTION 4.06.	Change of Control Offer.

If a Change of Control Triggering Event occurs, unless the Issuer has exercised its right to redeem the Notes pursuant to Section 3.07, the Issuer will commence a Change of Control Offer no later than 30 days following any Change of Control Triggering Event (or at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control). In the Change of Control Offer, the Issuer shall offer payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to the date of purchase (the “Change of Control Payment”).

On the Change of Control Payment Date, the Issuer shall, to the extent lawful, to: (a) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer; deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and (b) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an officers’ certificate stating the aggregate principal amount of Notes or portions of Notes being purchased.

The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.06, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached the Issuer’s obligations under the Change of Control provisions of this Indenture or the Notes by virtue of such conflicts.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.	Limitations on Mergers and Sales of Assets.

The Issuer shall not, directly or indirectly, consolidate with or merge into another corporation, or sell other than for cash or lease all or substantially all of the Issuer’s assets to another corporation, or purchase all or substantially all the assets of another corporation, unless:

(a) either the Issuer is the continuing corporation or the successor corporation (if other than the Issuer) expressly assumes by supplemental indenture the obligations of the Issuer under this Indenture and the Notes, and

(b) immediately after the merger, consolidation, sale or lease, no Default shall have occurred and be continuing.

SECTION 5.02.	Successor Person Substituted.

Upon any consolidation or merger, or any transfer of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole in accordance with Section 5.01, the successor entity formed by such consolidation or into which the Issuer is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor entity had been named as the Issuer herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.	Events of Default.

Each of the following in an “Event of Default”:

(1) the failure of the Issuer to pay any installment of interest on any Note, when and as the same shall become due and payable, which failure shall have continued unremedied for a period of 30 days;

(2) the failure of the Issuer to pay the principal or premium, if any, on any Note, when and as the same shall become payable, whether at maturity as therein expressed, by call for redemption, by declaration as authorized by this Indenture or otherwise;

(3) the failure of the Issuer to observe and perform any other of the covenants or agreements on the part of the Issuer contained in this Indenture (including any indenture supplemental hereto), which failure shall not have been remedied to the satisfaction of the Trustee, or without provision deemed by the Trustee to be adequate for the remedying thereof having been made, for a period of 90 days after written notice shall have been given to the Issuer by the Trustee or shall have been given to the Issuer and the Trustee by Holders of 25% or more in aggregate principal amount of the Notes then outstanding, specifying such failure and requiring the Issuer to remedy the same;

(4) the entry by a court having jurisdiction in the premises of a decree or order for relief in respect of the Issuer in an involuntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for substantially all of its property, or ordering the winding-up or liquidation of the Issuer’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

(5) the commencement by the Issuer of a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or similar official) of the Issuer or for substantially all of its property, or the making by it of an assignment for the benefit of creditors.

SECTION 6.02.	Acceleration.

If an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.01), shall have occurred and be continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal of and accrued interest on the Notes to be due and payable by notice in writing to the Issuer and the Trustee specifying the respective Event of Default and that it is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable.

If an Event of Default specified in clause (4) or (5) of Section 6.01 occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03.	Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

SECTION 6.04.	Waiver or Rescission of Past Defaults and Events of Default.

(1) At any time after a declaration of acceleration with respect to the Notes as described in Section 6.02, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may rescind and cancel such declaration and its consequences:

(a) if the rescission would not conflict with any judgment or decree;

(b) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(c) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

(d) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(e) in the event of the cure or waiver of an Event of Default of the type described in clauses (4) or (5) of Section 6.01, the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

(2) The Holders of a majority in aggregate principal amount of the Notes issued and then outstanding under this Indenture may waive any existing Default or Event of Default under this Indenture, and its consequences, except (a) a default described in clause (1) or (2) of Section 6.01 and (b) in respect of a covenant or provision in this Indenture that cannot be modified or amended without the consent of each Holder of an outstanding Note affected.

SECTION 6.05.	Control by Majority.

Subject to the other provisions of this Indenture and applicable law, the Holders of a majority in aggregate principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. Subject to Section 7.02, the Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may result in costs and expenses of the Trustee for which it has no source of payment or recovery or involve it in personal liability to which it does not have adequate indemnity; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 6.06.	Limitation on Suits.

No Holder of any Note shall have any right to institute an action, suit or proceeding at law or in equity with respect to this Indenture, or for the execution of any trust hereunder or for the appointment of a receiver or for any other remedy hereunder, in each case with respect to an Event of Default with respect to such Notes, unless (1) such Holder previously shall have given to the Trustee written notice of the occurrence of one or more Events of Default with respect to such Notes; (2) the Holders of 25% in aggregate principal amount of the outstanding Notes of such series shall have requested the Trustee in writing to take action in respect of the matter complained of; and (3) unless such Holder or Holders have offered to the Trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee, for 60 days after receipt of such notification, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding, and such notification, request and offer of indemnity are hereby declared in every such case to be conditions precedent to any such action, suit or proceeding by any Holder of any Note, it being understood and intended that no one or more of such Holders shall have any right in any manner whatsoever by his or their action to enforce any right hereunder, except in the manner herein provided, and that every action, suit or proceeding at law or in equity shall be instituted, had and maintained in the manner herein provided and for the equal benefit of all Holders of the outstanding Notes of such series; provided, however, that nothing contained in this Indenture or in the Notes shall affect or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of (and premium, if any) and (subject to Section 2.13) interest on the Notes of such series to the respective Holders of such Notes at the stated maturity expressed in such Notes, or affect or impair the right, which is also absolute and unconditional, of such Holders to institute suit to enforce any such payment.

SECTION 6.07.	No Personal Liability of Directors, Officers, Employees and Stockholders.

No direct or indirect parent, and no past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer, any Subsidiary or any direct or indirect parent (other than the Guarantors pursuant to the Guarantees), as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture or any Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Notes and the Guarantees. This waiver may not be effective to waive liabilities under the securities laws.

SECTION 6.08.	Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, or premium, if any, and interest of the Note (including Additional Interest, if any) on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of the Holder.

SECTION 6.09.	Collection Suit by Trustee.

If an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes.

SECTION 6.10.	Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.01(a).

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings. The Trustee shall be entitled to participate as a member of any official committee of creditors in the matter as it deems necessary or advisable.

SECTION 6.11.	Priorities.

If the Trustee collects any money pursuant to this Article Six, it shall pay out the money in the following order:

FIRST: to the Trustee for amounts due under Section 7.01(a);

SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest (including Additional Interest, if any) as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.11.

SECTION 6.12.	Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.08 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

SECTION 6.13.	Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuer, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01.	Acceptance of Trusts Upon Specified Conditions.

The Trustee accepts the trusts created by this Indenture upon the terms and conditions hereof, including the following, to all of which the parties hereto and the Holders from time to time of the Notes agree:

(a) Trustee Entitled to Compensation and Expenses. Indemnification. The Trustee shall be entitled to such compensation as is agreed upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Issuer agrees to pay such compensation, and all other expenses (including the fees and expenses of Trustee’s counsel), disbursements and advances incurred or made by the Trustee hereunder, promptly on demand from time to time as such services shall be rendered and as such expenses shall be incurred. Each of the Issuer and the Guarantors, jointly and severally, also agrees to indemnify each of the Trustee and any predecessor trustee hereunder for, and to hold it or them harmless against, any loss, liability, claim, damage or expense incurred without its or their own negligence or willful misconduct, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder and the performance of its or their duties, as well as the costs and expenses of defending itself or themselves against any claim (whether asserted by the Issuer, a Holder or any other Person) or liability in connection with the exercise or performance of any of its or their powers or duties hereunder. As security for the performance of the obligations of the Issuer under this subsection (a), the Trustee shall have a lien therefor on any moneys held by the Trustee hereunder prior to any rights therein of the Holders. When the Trustee incurs expenses or renders services in connection with an Event of Default specified in clause (4) or (5) of Section 6.01, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or State bankruptcy, insolvency or other similar law. Notwithstanding any provisions of this Indenture to the contrary, the obligations of the Issuer to indemnify the Trustee under this Section 7.01(a) shall survive any satisfaction and discharge under Article 9, the termination of this Indenture or the resignation or removal of the Trustee.

(b) Trustee May Act by Agents and Attorneys. The Trustee may execute any of the trusts or powers hereof and perform any duty hereunder either directly or by its agents and attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(c) Trustee Not Responsible for Recitals of Fact. The Trustee shall not be responsible in any manner whatsoever for the correctness of the recitals contained herein or in the Notes (except its certificates of authentication thereon), all of which are made by the Issuer solely; and the Trustee shall not be responsible or accountable in any manner whatsoever for or with respect to the validity or execution or sufficiency of this Indenture or of the Notes (except its certificates of authentication thereon), and the Trustee makes no representation with respect thereto. The Trustee shall not be accountable for the use or application by the Issuer of any Notes, or the proceeds of any Notes, authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

(d) Trustee May Consult With Counsel. The Trustee may consult with counsel of its selection and, to the extent permitted by Section 7.02, the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered to be taken by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel.

(e) Trustee May Rely Upon Certificate as to Adoption of Resolutions; Requests May Be Evidenced by Officers’ Certificate. The Trustee, to the extent permitted by Section 7.02, may conclusively rely upon the certificate of the secretary or one of the assistant secretaries of the Issuer as to the adoption of any resolution by the Board of Directors or stockholders of the Issuer, and any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by, and whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, offering or omitting any action hereunder, the Trustee may conclusively rely upon, an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed).

(f) Trustee May Become Owner or Pledgee of Notes. The Trustee or any agent of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.06 and 7.09, may otherwise deal with the Issuer with the same rights it would have had if it were not a Trustee or such agent.

(g) Segregation of Funds. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Issuer.

(h) Action at Request of or with Consent of Holder Binding on Future Holders. Any action taken by the Trustee pursuant to any provision hereof at the request or with the consent of any Person who at the time is the Holder of Notes shall be conclusive and binding in respect of any such Notes upon all future Holders thereof or of any Notes or other securities that may be issued for or in lieu thereof in whole or in part, whether or not such Note shall have noted thereon the fact that such request or consent had been made or given.

(i) Trustee May Rely on Instruments Believed by It to Be Genuine. Subject to the provisions of Section 7.02, the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties.

(j) Trustee Need Not Exercise Rights or Powers Unless Indemnified by Holders. Subject to the provisions of Section 7.02, the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any Holders, pursuant to any provision of this Indenture, unless one or more Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by it therein or thereby.

(k) Trustee Not Liable for Action Taken or Omitted in Good Faith. Subject to the provisions of Section 7.02, the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within its discretion or within the rights or powers conferred upon it by this Indenture.

(l) Trustee Not Bound to Make Investigation. Subject to the provisions of the first paragraph of Section 7.02, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture or other paper or document.

(m) Trustee Not Deemed to Have Knowledge of Default. Subject to the provisions of Section 7.02, the Trustee shall not be deemed to have knowledge or notice of any default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless the Holders of not less than 25% of the outstanding Notes notify the Trustee in writing thereof.

(n) Limitation on Liability. In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(o) Agents Protected. The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

SECTION 7.02. Duties of Trustee in Case of Default.

If one or more Events of Default shall have happened, then, during the continuance thereof, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

None of the provisions of this Indenture shall be construed as relieving the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that, anything contained in this Indenture to the contrary notwithstanding:

(a) When No Default Subsisting. Unless and until an Event of Default with respect to the Notes of any series shall have happened, which at the time is continuing,

the Trustee undertakes to perform such duties and only such duties with respect to the Notes as are specifically set out in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee, whose duties and obligations shall be determined solely by the express provisions of this Indenture; and

the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, in the absence of bad faith on the part of the Trustee, upon certificates and opinions furnished to it pursuant to the express provisions of this Indenture; but in the case of any such certificates or opinions which, by the provisions of this Indenture, are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(b) Trustee Not Liable for Error of Judgment Made in Good Faith by Responsible Officer. The Trustee shall not be liable to any Holder or to any other Person for error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(c) Trustee Not Liable for Certain Action or Non-Action at Direction of Holders of Majority of Notes. The Trustee shall not be liable to any Holder or to any other Person with respect to any action taken or omitted to be taken by it in good faith, in accordance with the direction of Holders given as provided in Section 6.05, relating to the time, method and place of conducting any proceeding for any remedy available to it or exercising any trust or power conferred upon it by this Indenture.

None of the provisions of this Indenture shall be construed as requiring the Trustee to expend or risk its own funds or otherwise to incur any personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its right or remedies, if adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.03.	Notice to Holders of Defaults.

Within 90 days after the occurrence thereof, the Trustee shall give to the Holders of the Notes notice of each Default known to the Trustee, unless such Default shall have been cured before the giving of such notice; but, unless such Default be the failure to pay the principal of (or premium, if any) or interest on any of the Notes when and as the same shall become due and payable the Trustee shall be protected in withholding such notice, if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders of the Notes.

SECTION 7.04.	Resignation and Removal of Trustee and Notice Thereof.

The Trustee, or any successor to it hereafter appointed, may at any time resign and be discharged of the trusts hereby created with respect to the Notes by giving to the Issuer notice in writing and by mailing notice thereof to the Holders of the Notes. Such resignation shall take effect upon the appointment of a successor Trustee by the Issuer and the acceptance of such appointment by such successor Trustee. Any Trustee hereunder may be removed with respect to the Notes at any time by the Holders of a majority in aggregate principal amount of the outstanding Notes, acting pursuant to the provisions of Article 8.

Upon its resignation or removal, any Trustee shall be entitled to the payment of reasonable compensation for the services rendered hereunder by such Trustee and to the payment of all reasonable expenses incurred hereunder and all moneys then due to it hereunder. The Trustee’s rights to indemnification provided in Section 7.01(a) shall survive its resignation or removal.

SECTION 7.05.	Qualifications of Trustee.

There shall at all times be a Trustee under this Indenture, and such Trustee shall at all times be a corporation organized and doing business under the laws of the United States or of any state, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has a combined capital and surplus of not less than $10,000,000. For the purposes of this Section 7.05, the combined capital and surplus of any such Trustee shall be deemed to be the combined capital and surplus as set forth in the most recent report of its condition published by such Trustee; provided that such reports are published at least annually, pursuant to law or to the requirements of a Federal or State supervising or examining authority. If such Trustee or any successor shall at any time cease to have the qualifications prescribed in this Section 7.05, it shall promptly resign as Trustee hereunder.

SECTION 7.06.	Disqualification Of Trustee By Reason Of Conflicting Interest.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 7.07.	Appointment of Successor Trustee.

In case at any time the Trustee shall resign, or shall be removed (unless the Trustee shall be removed as provided in Section 7.04, in which event the vacancy shall be filled as provided in said Section), or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or if a receiver of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property of affairs for the purpose of rehabilitation, conservation or liquidation with respect to the Notes, a successor Trustee may be appointed by the Holders of a majority in aggregate principal amount of the outstanding Notes, by an instrument or instruments in writing signed in duplicate by such Holders and filed, one original thereof with the Issuer and the other with the successor Trustee; but, until a successor Trustee shall have been so appointed by the Holders of Notes as herein authorized, the Issuer by Board Resolution, or, in case all or substantially all the assets of the Issuer shall be in the possession of one or more custodians or receivers lawfully appointed, or of trustees in bankruptcy or reorganization proceedings (including a trustee or trustees appointed under the provisions of the Federal bankruptcy laws, as now or hereafter constituted), or of assignees for the benefit of creditors, such receivers, custodians, trustees or assignees, as the case may be, by an instrument in writing, shall appoint a successor Trustee with respect to the Notes. Subject to the provisions of Sections 7.04, 7.05 and 7.06, upon the appointment as aforesaid of a successor Trustee with respect to the Notes, the Trustee with respect of the Notes shall cease to be Trustee hereunder. After any such appointment (other than by the Holders of Notes) the person making such appointment shall forthwith cause notice thereof to be mailed to the Holders of Notes at their addresses as the same shall then appear on the registry of the Notes maintained by the Registrar pursuant to Section 2.04; but any successor Trustee so appointed shall immediately and without further act be superseded by a successor Trustee appointed by the Holders of Notes in the manner above prescribed, if such appointment be made prior to the expiration of one year from the date of the mailing of such notice by the Issuer, or by such receivers, trustees or assignees.

If any Trustee shall resign because of conflict of interest as provided in Section 7.06 and a successor Trustee shall not have been appointed by the Issuer or by the Holders of the Notes or, if any successor Trustee so appointed shall not have accepted its appointment within 30 days after such appointment shall have been made, the resigning Trustee may apply at the expense of the Issuer to any court of competent jurisdiction for the appointment of a successor Trustee. If in any other case a successor Trustee shall not be appointed pursuant to the foregoing provisions of this Section 7.07 within three months after such appointment might have been made hereunder, the Holder of any Note or any retiring Trustee may, at the expense of the Issuer, apply to any court of competent jurisdiction to appoint a successor Trustee. Such court may thereupon, in any such case, after such notice, if any, as such court may deem proper, appoint a successor Trustee.

Any successor Trustee appointed hereunder shall execute, acknowledge and deliver to its predecessor Trustee and to the Issuer, or to the receivers, trustees, assignees or court appointing it, as the case may be, an instrument accepting such appointment hereunder, and thereupon such successor Trustee, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations with respect to such series of such predecessor Trustee with like effect as if originally named as Trustee hereunder, and such predecessor Trustee, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to pay over, and such successor

Trustee shall be entitled to receive, all moneys and properties held by such predecessor Trustee as Trustee hereunder. Nevertheless, on the written request of the Issuer or of the successor Trustee or of the Holders of at least 10% in aggregate principal amount of the outstanding Notes, such predecessor Trustee, upon payment of its said charges and disbursements, shall execute and deliver an instrument transferring to such successor Trustee upon the trusts herein expressed all the rights, powers and trusts of such predecessor Trustee and shall assign, transfer and deliver to the successor Trustee all moneys and properties held by such predecessor Trustee; and, upon request of any such successor Trustee, the Issuer shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Trustee all such authority, rights, powers, trusts, immunities, duties and obligations.

SECTION 7.08.	Merger, Conversion or Consolidation of Trustee or Transfer of Its Corporate Trust Business; Authentication of Notes by Successor Trustee.

Any corporation into which the Trustee or any successor to it in the trusts created by this Indenture shall be merged or converted, or any corporation with which it or any successor to it shall be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee or any such successor to it shall be a party, or any corporation to which the Trustee or any successor to it shall sell or otherwise transfer all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture with respect to the Notes, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.09.	Trustee Required to Account for Amounts Collected As Creditor of the Issuer Under Certain Conditions.

If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

SECTION 7.10.	Trustee May Rely on Officers’ Certificate.

Subject to Section 7.02, and subject to the provisions of Section 11.04 with respect to the certificates required thereby, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate with respect thereto delivered to the Trustee, and such Officers’ Certificate, in the absence of negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered to be taken or omitted by it under the provisions of this Indenture upon the faith thereof.

SECTION 7.11.	Reports by Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange, if any, upon which the Notes are listed, with the Commission and with the Issuer. The Issuer will promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

ARTICLE EIGHT

AMENDMENTS, SUPPLEMENTS AND WAIVERS

SECTION 8.01.	Without Consent of Holders.

The Issuer and the Trustee may amend, waive or supplement this Indenture, the Guarantees or the Notes without prior notice to or consent of any Holder:

(1) to cure any ambiguity, or to correct or supplement any provision in this Indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Guarantee;

(2) to provide for uncertificated Notes in addition to, or in place of, certificated Notes;

(3) to provide for the assumption of the Issuer’s obligations to Holders of Notes in the case of a merger, amalgamation, consolidation, or sale of all or substantially all of the Issuer’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to secure the Notes;

(6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(7) to add to the covenants of the Issuer or a Guarantor for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Issuer or a Guarantor;

(8) to add a Guarantee of the Notes;

(9) to release a Guarantor as provided in section 10.05; or

(10) to issue Additional Notes under this Indenture.

SECTION 8.02.	With Consent of Holders.

(a) This Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default under, or compliance with any provision of each of this Indenture or the Notes may be waived (except a Default in respect of the payment of principal or interest on the Notes) with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with any purchase of, or tender offer or exchange offer for, Notes).

(b) Without the consent of each Holder affected, an amendment or waiver of this Indenture may not:

(1) extend the maturity of the Notes,

(2) reduce the rate or extend the time of payment of interest on the Notes,

(3) reduce the principal amount or the premium of the Notes or reduce the amount of the principal payable on any date,

(4) change the coin or currency in which principal of or any premium or interest on any Notes are payable,

(5) release all or substantially all of the Guarantors from their Guarantees (other than in accordance with this Indenture),

(6) impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof,

(7) reduce the aforesaid percentage of Notes, the consent of the Holders of which is required for any such modification without the consent of the Holders of all Notes then outstanding; or

(8) modify without the written consent of the Trustee the rights, duties or immunities of the Trustee.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Issuer shall mail to each Holder affected thereby a notice briefly describing the amendment, supplement or waiver.

Upon the written request of the Issuer and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture, in which case the Trustee may, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

SECTION 8.03.	Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Notes or the Guarantees shall comply with the TIA as then in effect.

SECTION 8.04.	Revocation and Effect of Consents.

Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the written notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

After an amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (6) of Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05.	Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse, and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06.	Trustee to Sign Amendments, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.02, shall be fully protected in relying upon an Officers’ Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.04, that such amendment, supplement or waiver is authorized or permitted by this Indenture and all conditions precedent required hereunder to such amendment, supplement or waiver have been satisfied.

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01.	Discharge of Indenture.

The Issuer may terminate its obligations and the obligations of the Guarantors under the Notes, the Guarantees and this Indenture, except the obligations referred to in the last paragraph of this Section 9.01, if

(1) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not deliverable to the Trustee for cancellation otherwise (x) have become due and payable by reason of the mailing of a notice of redemption or otherwise, (y) will become due and payable by reason of the mailing of a notice of redemption or otherwise, or may be called for redemption within one year or (z) have been called for redemption pursuant to Section 3.07 and, in any case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds, in trust solely for the benefit of the Holders, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest through the date of maturity or redemption,

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any material instrument to which the Issuer is a party or by which the Issuer is bound,

(c) the Issuer has paid or caused to be paid all sums payable by it under this Indenture, and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, if the Issuer delivers an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent to satisfaction and discharge have been complied with, the Trustee shall acknowledge in writing the discharge of the Issuer’s and the Guarantors’ obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Sections 7.01(a), 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02.	Legal Defeasance.

The Issuer may at its option, by Board Resolution of the Board of Directors of the Issuer, be discharged from its obligations with respect to the Notes and the Guarantors discharged from their obligations under the Guarantees on the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders to receive solely from the trust funds described in Section 9.04 and as more fully set forth in such Section, payments in respect of the principal of, premium and Additional Interest, if any, and interest on such Notes when such payments are due from the trust referred to in Section 9.04, (B) the Issuer’s obligations hereunder with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (C) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.01(a)), and the Issuer’s obligations in connection therewith, and (D) this Article Nine. Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 with respect to the Notes.

SECTION 9.03.	Covenant Defeasance.

At the option of the Issuer, pursuant to a Board Resolution of the Board of Directors of the Issuer, (x) the Issuer and the Guarantors shall be released from their respective obligations under Sections 4.02 (except for obligations mandated by the TIA), 4.03 through 4.06, 5.01 and (y) clause (3) of Section 6.01 shall no longer apply with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that the Issuer and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

SECTION 9.04.	Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars, and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, interest and premium, if any, on the outstanding Notes through the stated maturity or through the applicable Redemption Date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular Redemption Date,

(2) in the case of Legal Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service, a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders and beneficial owners of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax (including, for greater certainty, withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders and beneficial owners of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax (including, for greater certainty, withholding tax) on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred,

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default resulting from insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit,

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others, and

(7) the Issuer must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance set forth in clauses (1) through (6) above (in the case of such Officer’s Certificate) or clauses (2) and/or (3) and (5) above (in the case of such Opinion of Counsel) have been complied with.

If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of the Guarantors under this indenture will be revived and no such defeasance will be deemed to have occurred.

SECTION 9.05.	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

All money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent), to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time any money or non-callable Government Securities held by it as provided in Section 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 9.06.	Reinstatement.

If the Trustee or Paying Agent is unable to apply any U.S. Dollars or non-callable Government Securities in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Dollars or non-callable Government Securities in accordance with Section 9.01, 9.02 or 9.03, as the case may be; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Dollars or non-callable Government Securities held by the Trustee or Paying Agent.

SECTION 9.07.	Moneys Held by Paying Agent.

In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.04, to the Issuer (or, if such moneys had been deposited by the Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08.	Moneys Held by Trustee.

Subject to applicable law, any moneys deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid to the Issuer (or, if appropriate, the Guarantors), or if such moneys are then held by the Issuer or the Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.06, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York or the United States, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuer. After payment to the Issuer or the Guarantors or the release of any money held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF NOTES

SECTION 10.01.	Guarantee.

Subject to the provisions of this Article Ten, each Guarantor, by execution of this Indenture, jointly and severally, unconditionally guarantees to each Holder (i) the due and punctual payment of the principal of and interest and premium, if any, on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other Obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note, this Indenture and the Registration Rights Agreement, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note, this Indenture or the Registration Rights Agreement, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) subject to this Article Ten, the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Obligations as provided in Article Six, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

SECTION 10.02.	Execution and Delivery of Notation of Guarantee.

To further evidence the Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Guarantee, substantially in the form included in Exhibit G hereto, shall be endorsed on each Note authenticated and delivered by the Trustee and such Guarantee shall be executed by either manual or facsimile signature of an Officer or an Officer of a general partner, as the case may be, of each Guarantor. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03.	[Reserved].

SECTION 10.04.	Limitation of Guarantee.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the assets of each Guarantor.

SECTION 10.05.	Release of Guarantor.

A Guarantor shall be automatically and unconditionally released from all of its obligations under its Guarantee:

(i)	in the event of a sale or other transfer of Equity Interests in such Guarantor or dissolution of such Guarantor in compliance with the terms of this Indenture following which such Guarantor ceases to be a Subsidiary;

(ii)	upon such Guarantor ceasing to be a borrower or guarantor under any Senior Credit Facilities; or

(iii)	in connection with a discharge of this Indenture pursuant to Section 9.01 or Covenant Defeasance or Legal Defeasance.

and in each such case, the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions have been complied with and that such release is authorized and permitted hereunder.

The Trustee shall execute any documents reasonably requested by the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Notes and under this Article Ten.

SECTION 10.06.	Waiver of Subrogation.

Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.06 is knowingly made in contemplation of such benefits.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01.	Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02.	Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

If to the Issuer or any Guarantor:

Limited Brands, Inc.

Three Limited Parkway

P.O. Box 16000

Columbus, Ohio 43230

copy to:

Davis Polk and Wardwell

450 Lexington Avenue

New York, New York 10017

Attn: Sarah E. Bershar

If to the Trustee:

The Bank of New York Mellon Trust Company N.A.

Attn: Corporate Trust Administration

2 North LaSalle St., Suite 1020

Chicago, IL 60602

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

The Issuer, the Guarantors or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Any notice or communication mailed to a Holder shall be valid if published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in the City of New York, New York or the United States; provided that publication shall normally be made in The Wall Street Journal. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it. If publication as provided herein is not practicable, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03.	Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04.	Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action or refrain from taking any action under this Indenture, upon request of the Trustee, the Issuer shall furnish to the Trustee:

(1) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 11.05.	Statements Required in Certificate and Opinion.

Each certificate and opinion with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture shall include:

(1) a statement that each individual making such certificate or opinion has read such condition or covenant;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

(4) a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been complied with.

provided that, with respect to matters of fact, legal counsel delivering such Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 11.06.	Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07.	Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which (i) commercial banks in the City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08.	Governing Law.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

SECTION 11.09.	No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.10.	Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind their respective successors.

SECTION 11.11.	Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.12.	Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13.	Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14.	Waiver of Jury Trial.

EACH OF THE ISSUER, GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

SECTION 11.15.	Force Majeure.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

LIMITED BRANDS, INC.

By:	/s/ Stuart B. Burgdoerfer
Name:	Stuart B. Burgdoerfer
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

BATH & BODY WORKS BRAND MANAGEMENT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, INC.
INTIMATE BRANDS, INC.
LIMITED BRANDS DIRECT FULFILLMENT, INC.
LIMITED SERVICE CORPORATION
LIMITED STORE PLANNING, INC.
MAST INDUSTRIES, INC.
VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.
VICTORIA’S SECRET STORES, LLC

By:	/s/ Gail M. Stern
Name:	Gail M. Stern
Title:	Senior Vice President –
Business Development, Legal

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Roxane Ellwanger
Name:	Roxane Ellwanger
Title:	Assistant Vice President

EXHIBIT A

CUSIP:	No.

LIMITED BRANDS, INC.

$

8.50% SENIOR NOTE DUE 2019

Interest Payment Dates: June 15 and December 15.

Record Dates: June 1 and December 1.

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.

LIMITED BRANDS, INC.

By:
Name:
Title:

Dated:

Certificate of Authentication

This is one of the 8.50% Senior Notes due 2019 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:

Dated:

[FORM OF REVERSE OF NOTE]

LIMITED BRANDS, INC.

8.50% SENIOR NOTE DUE 2019

1. Interest. Limited Brands, Inc. (the “Issuer”), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the face hereof at a rate of 8.50% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from and including June 19, 2009 to but excluding the date on which interest is paid. Interest shall be payable in arrears on each June 15 and December 15, commencing on December 15, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at a rate equal to the interest rate on the Notes.

2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on June 15 or December 15 next preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. At the option of the Issuer, each installment of interest may be paid by (i) check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the registry maintained by the Registrar or (ii) wire transfer to an account located in the United States maintained by the payee. Payments in respect of Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depository.

3. Paying Agent and Registrar. Initially, The Bank of New York Mellon Trust Company, N.A., a national banking association (the “Trustee”), will act as a Paying Agent and Registrar. The Issuer may appoint and change any Paying Agent or Registrar or co-registrar without notice. The Issuer or any of its Affiliates may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of June 19, 2009 (the “Indenture”) among the Issuer, the Guarantors (as defined in the Indenture) and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under this Indenture. The terms of the Notes include those stated in this Indenture and those made part of this Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in this Indenture.

5. Optional Redemption.

(a) The Notes may be redeemed in whole or in part, at the Issuer’s option, at any time and from time to time at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus accrued interest thereon to the Redemption Date.

(b) Notwithstanding the foregoing, at any time prior to June 15, 2012, the Issuer may, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 35% of the aggregate principal amount at maturity of the outstanding Notes (including Additional Notes) at a redemption price equal to 108.50% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the applicable redemption date; provided that at least 65% of the principal amount at maturity of Notes issued under the Indenture (including Additional Notes) remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.

(c) In the event of a redemption of fewer than all of the Notes, the Trustee shall select the Notes to be redeemed in compliance with Section 3.02 of the Indenture.

6. Notice of Redemption. Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at his registered address, except that redemption notice may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. On and after the Redemption Date, unless the Issuer defaults in making the redemption payment, interest ceases to accrue on Notes or portions thereof called for redemption.

7. Offers to Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in Section 4.06 the Indenture.

8. Registration Rights. Pursuant to a Registration Rights Agreement among the Issuer, the Guarantors and the Initial Purchasers, the Issuer will be obligated, under certain circumstances, to consummate an exchange offer pursuant to which the Holder of this Note shall have the right to exchange this Note for notes which have been registered under the Securities Act, in like principal amount and having substantially identical terms as the Notes. The Holders shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portion of a Note selected for redemption, or register the transfer of or exchange any Notes for a period of 15 days before a mailing of notice of redemption.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors and the Trustee (if a party thereto) may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and making any change that does not materially and adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer, the Guarantors and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes to be affected.

13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in this Indenture, if an Event of Default (other than an Event of Default specified in clause (4) or (5) of Section 6.01) occurs and is continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may, by written notice to the Trustee and the Issuer, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the outstanding Notes shall, declare all principal of and accrued interest on all Notes to be immediately due and payable and such amounts shall become immediately due and payable. If an Event of Default specified in clause (4) or (5) of Section 6.01 occurs, the principal amount of and interest on, all Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal, premium, if any, or interest on the Notes or a default in the observance or performance of any of the obligations of the Issuer under Article Five of the Indenture) if it determines that withholding notice is in their best interests.

15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

16. Discharge. The Issuer’s and the Guarantors’ obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of United States dollars or non-callable Government Securities sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

17. Guarantees. The Note will be entitled to the benefits of certain Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

18. Authentication. This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

19. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, as applied to contracts made and performed within the State of New York. The Trustee, the Issuer, the Guarantor and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture or the Notes.

20. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Limited Brands, Inc.

Three Limited Parkway

P.O. Box 16000

Columbus, Ohio 43230

Attention: Chief Financial Officer

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, check the box: ☐

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.06 of the Indenture, state the amount you elect to have purchased:

$
(multiple of $1,000, but not less than $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

[FORM OF LEGEND FOR 144A NOTES AND OTHER NOTES

THAT ARE RESTRICTED NOTES]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS ONE YEAR IN THE CASE OF RULE 144A NOTES, AND 40 DAYS IN THE CASE OF REGULATION S NOTES (IN EACH CASE, OR SUCH LATER DATE AS MAY BE REQUIRED TO COMPLY WITH THE REQUIREMENTS OF THE SECURITIES ACT), AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE 45 ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[FORM OF ASSIGNMENT FOR 144A NOTES AND OTHER NOTES

THAT ARE RESTRICTED NOTES]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT C

[FORM OF LEGEND FOR REGULATION S NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

[FORM OF ASSIGNMENT FOR REGULATION S NOTE]

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint:

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

[Check One]

☐	(a)	this Note is being transferred in compliance with the exemption from registration under the Securities Act provided by Rule 144A thereunder.

or

☐	(b)	this Note is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.16 and 2.17 of the Indenture shall have been satisfied.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

EXHIBIT D

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

This Note is a Global Note within the meaning of the indenture hereinafter referred to and is registered in the name of a depository or a nominee of a depository. This Note is not exchangeable for Notes registered in the name of a person other than the depository or its nominee except in the limited circumstances described in the indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository) may be registered except in the limited circumstances described in the Indenture.

Unless this certificate is presented by an authorized representative of the Depository Trust Company (a New York corporation) (“DTC”) to the issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of CEDE & CO. or in such other name as it requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any Person is wrongful inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

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EXHIBIT E

Form of Certificate To Be

Delivered in Connection with

Transfers to Non-QIB Accredited Investors

The Bank of New York Mellon Trust Company, N.A.

Attn: Corporate Trust Administration

2 North LaSalle St., Suite 1020

Chicago, IL 60602.

Attention: Corporate Trust Services

Ladies and Gentlemen:

In connection with our proposed purchase of 8.50% Senior Notes due 2019 (the “Notes”) of Limited Brands, Inc., a Delaware corporation (the “Issuer”), we confirm that:

1. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of June 19, 2009 relating to the Notes and we agree to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the Notes have not been registered under the Securities Act or any other applicable securities laws, have not been and will not be qualified for sale under the securities laws of any non-U.S. jurisdiction and that the Notes may not be offered, sold, pledged or otherwise transferred except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Notes, we will do so only (i) to the Issuer or any subsidiary thereof, (ii) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined in Rule 144A), (iii) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, (iv) outside the United States to persons other than U.S. persons in offshore transactions meeting the requirements of Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption form registration provided by Rule 144 under the Securities Act (if applicable) or (vi) pursuant to an effective registration statement, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

3. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

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4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting each are able to bear the economic risk of our or their investment, as the case may be.

5. We are acquiring the Notes purchased by us for our account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

6. We are not acquiring the Notes with a view toward the distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferee]

By:
Name:
Title:

Date:

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EXHIBIT F

Form of Certificate To Be Delivered

in Connection with Transfers

Pursuant to Regulation S

The Bank of New York Mellon Trust Company, N.A.

Attn: Corporate Trust Administration

2 North LaSalle St., Suite 1020

Chicago, IL 60602.

Attention: Corporate Trust Services

Re:	Limited Brands, Inc. (the “Issuer”)

8.50% Senior Notes due 2019 (the “Notes”)

Dear Sirs:

In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(1) the offer of the Notes was not made to a U.S. person or to a person in the United States;

(2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 904(a) of Regulation S;

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5) we have advised the transferee of the transfer restrictions applicable to the Notes.

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

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Very truly yours,

[Name of Transferee]

By:

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EXHIBIT G

NOTATION OF GUARANTEE

Each of the undersigned (the “Guarantors”) hereby jointly and severally unconditionally guarantees, to the extent set forth in the Indenture dated as of June 19, 2009 by and among Limited Brands, Inc., as issuer, the Guarantors, as guarantors, and The Bank of New York Mellon Trust Company, N.A., as Trustee (as amended, restated or supplemented from time to time, the “Indenture”), and subject to the provisions of the Indenture, (a) the due and punctual payment of the principal of, and premium, if any, and interest on the Notes, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of, and premium and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee, all in accordance with the terms set forth in Article Ten of the Indenture, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, all in accordance with the terms set forth in Article Ten of the Indenture.

The obligations of the Guarantors to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Ten of the Indenture, and reference is hereby made to the Indenture for the precise terms and limitations of this Guarantee. Each Holder of the Note to which this Guarantee is endorsed, by accepting such Note, agrees to and shall be bound by such provisions.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, each of the Guarantors has caused this Guarantee to be signed by a duly authorized officer.

[GUARANTORS]

By:
Name:
Title:

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